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                                                                   EXHIBIT 23(C)

                        FORM OF CONSENT OF MERRILL LYNCH

    We hereby consent to the use of our opinion letter dated December 26, 1996 to the Board of Directors of Delmarva Power & Light Company included as Annex II to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed mergers of Atlantic Energy, Inc. with and into Conectiv, Inc. and DS Sub, Inc. with and into Delmarva Power & Light Company and to the references to such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                      MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                      INCORPORATED

                                      By:______________________________

December 26, 1996